Exhibit 99.1

news release

Investor Contact	Media Contacts
SIRVA
Doug Gathany
Vice President-Treasurer &	United States
Investor Relations
630.468.4715	Christina Stenson
Ruban Yogarajah
Media Contacts	Brunswick Group
TEAM Relocations	212.333.3810
Malcolm Frise
+44 20 8955 1070	Europe

Alex Tweed
Brunswick Group
44.20.7404.595

SIRVA Completes Sale of Moving Operations in the U.K. and Republic of Ireland to TEAM Group

CHICAGO, March 27, 2008 — SIRVA, Inc. (SIRV.PK), a global relocation services provider, today announced it had completed the sale of its moving services operations in the United Kingdom and the Republic of Ireland to a company managed by the TEAM Group (“TEAM”), Europe’s leading corporate international moving company and a member of the Allied International moving network.

The sale includes Pickfords, the U.K.’s leading moving and storage business, and Allied Pickford’s international moving services business in the U.K.  SIRVA’s relocation operations in the U.K. and Continental Europe are not part of the transaction and the Company remains committed to a continued presence in the relocation market in Europe. SIRVA will also continue to own and operate the Allied Pickfords business in Australia, New Zealand, the Middle East and Asia, all of which remain a strong part of the Allied Network.

The sale was approved by the U.S. Bankruptcy Court for the Southern District of New York on Friday, March 21.

About SIRVA, Inc.

SIRVA, Inc. is a leading provider of relocation solutions to a well-established and diverse customer base around the world. The Company handles all aspects of relocation, including home purchase and home sale services, household goods moving, mortgage services and home closing and settlement services. SIRVA conducts more than 300,000 relocations per year, transferring corporate employees, along with individual consumers. SIRVA's well-recognized brands include Allied, Allied International, Allied Pickfords, Allied Special Products, DJK Residential, Global, northAmerican, SIRVA Mortgage, SIRVA Relocation and SIRVA Settlement. More information about SIRVA can be found on the Company's Web site at www.sirva.com.

About the TEAM Group

The TEAM Group is Europe’s leader and one of the world’s largest international moving and relocation companies, with over 40 operations in 14 countries. The Group employs over 900 specialist staff and provides a comprehensive range of innovative cost effective mobility solutions.

More information about TEAM can be found on the company’s website at www.teamgoc.com

Forward-Looking Statements

This release includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical, but are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon SIRVA, Inc. and its subsidiaries. There can be no assurance that future developments affecting the Company will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks, uncertainties and other factors, including, without limitation: (i) the ability of the Company to continue as a going concern; (ii) the ability of the Company to obtain court approval for, and operate subject to, the terms of the DIP financing facility; (iii) the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; (iv) the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases, including a plan consistent with the terms set forth in the plan of reorganization; (v) risks associated with a termination of the agreement and financing availability; (vi) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; (vii) the ability of the Company to obtain and maintain normal terms with customers, agents, and suppliers; (viii) the Company’s ability to maintain contracts and leases that are critical to its operations; and (ix) the potential adverse impact of the Chapter 11 cases on the Company’s liquidity or results of operations. Other factors that could cause actual results to differ materially from these forward looking statements include risks described under the caption “Risk Factors” and elsewhere in the Company’s 2007 Annual Report on Form 10-K. The Company does not intend, and is under no obligation, to update any particular forward-looking statement included in this release.